UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2011

MUELLER INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-6770 (Commission File Number)	25-0790410 (I.R.S. Employer Identification No.)

8285 Tournament Drive, Suite 150 Memphis, Tennessee (Address of principal executive offices)	38125 (Zip code)

(901) 753-3200
(Registrant’s telephone number including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 2, 2011, Mueller Industries, Inc. (the “Company”) submitted a non-binding, preliminary bid letter (the “Bid Letter”) to United Copper Industries, Inc. (“UCI”) and Industrias Unidas, S.A. de C.V. expressing interest in the purchase of certain assets owned directly and/or indirectly by UCI (the “Proposed Transaction”).  The Proposed Transaction would include among other things: (i) the purchase of assets and rights primarily relating to, or used or held in connection with, the production of copper goods at a facility located in Reading, Pennsylvania (the “Reading Facility”); and (ii) certain intellectual property used in connection with the sale of products manufactured at the Reading Facility (collectively, the “Purchased Assets”).  The Bid Letter provides that the Company, based on the limited information it currently possesses, would be prepared to pay cash consideration for the Purchased Assets in the range of $35,000,000 to $50,000,000.  Following satisfactory completion of due diligence, the Company’s cash consideration parameters may change.  The Proposed Transaction would be financed with cash on hand, and is not contingent upon receipt of consent by any third-party lender.

In addition, the Bid Letter expresses the Company’s non-binding, preliminary interest in the acquisition of certain additional assets and rights, including intellectual property rights, relating to the production and sale of electrical building wire at a facility located in Denton, Texas.  The Company would be prepared to discuss a mutually acceptable cash purchase price for such facility.

The summary of the Bid Letter contained herein is qualified in its entirety by the terms of the Bid Letter, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Bid Letter sent to United Copper Industries, Inc. and Industrias Unidas, S.A. de C.V., dated June 2, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                      MUELLER INDUSTRIES, INC.

By: /s/ Gary C. Wilkerson
                    Name: Gary C. Wilkerson
                    Title:   Vice President,
                                General Counsel & Secretary

Date:  June 3, 2011

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